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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                        (Date of earliest event reported)
                                FEBRUARY 22, 2005

                        RAPTOR NETWORKS TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

          COLORADO                                            84-1573852
      (State or other                                       (IRS Employer
jurisdiction of incorporation)                           Identification Number)

                                    333-74846
                            (Commission File Number)

                          1241 E. DYER ROAD, SUITE 150
                               SANTA ANA, CA 92705
                    (Address of Principal Executive Offices)

                                 (949) 623-9300
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On February 22, 2005, Raptor Networks Technology, Inc. (referred to herein as the "Company," "Registrant" or "Raptor") secured additional private debt financing from a private-party non-affiliate, in the original principal amount of Two Hundred Thousand Dollars ($200,000). The net proceeds to the Company are One Hundred Seventy-Six Thousand Dollars ($176,000), after the payment of a twelve percent (12%) placement fee. The new debt is evidenced by four 8% Convertible Notes, each in the principal amount of $50,000, dated February 22, 2005, and payable on demand after August 21, 2006, which accrue interest at the annual rate of eight percent (8%) and comprise an unsecured obligation of the Company (the "Notes"). The Notes are part of an offering of the Company of up to $600,000 in 8% Convertible Bridge Notes, issuable at $50,000 per note (the "Bridge Raise"). The entire principal and accrued interest of the Notes shall automatically convert into shares of the Company's Common Stock (at a twenty percent (20%) discount from the purchase price set forth in a future financing, if and when undertaken by the Company) issued in such future financing with gross proceeds of at least Three Million Dollars ($3,000,000). The total amount of the Bridge Raise shall be included in calculating the $3,000,000 for purposes of triggering the automatic conversion.

         As further consideration to the placement agent for securing the $200,000 in debt financing, the Company shall issue to the placement agent a warrant to purchase the Company's Common Stock in an amount equal to fifteen percent (15%) of the number of shares to be converted upon conversion of the Notes, whether or not the Notes are ever converted. The warrant shall have a purchase price of $0.40 per share, shall have a five year term, and shall contain provisions for piggyback registration rights, cashless exercise rights and standard and customary anti-dilutions clauses.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

         As stated above in Item 1.01, on February 22, 2005, the Company secured additional private debt financing in the principle amount of Two Hundred Thousand Dollars ($200,000). The details of this debt financing are described in
Item 1.01, which is incorporated in its entirety by this reference into this
Item 2.03.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 28, 2005                 RAPTOR NETWORKS TECHNOLOGY, INC.



                                        By: /s/ Bob van Leyen
                                            ------------------------------------
                                            Bob van Leyen
                                            Secretary/Chief Financial Officer




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